Exhibit 10.6

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Warrant Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of [•], 2021, by and among Gores Holdings V, Inc., a Delaware corporation (the “Company”), Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg  and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B251465 (“AMPSA”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

RECITALS

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of August 10, 2020, and filed with the United States Securities and Exchange Commission on August 11, 2020 (the “Existing Warrant Agreement”);

WHEREAS, capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement;

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 6,250,000 warrants to Gores Sponsor V LLC, a Delaware limited liability company (the “Sponsor” and such warrants, collectively, the “Private Warrants”), to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) simultaneously with the closing of the Company’s initial public offering (the “Public Offering”) (including the partial exercise of the underwriters’ over-allotment option), at a purchase price of $2.00 per Private Warrant, with each Private Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, and (b) 10,500,000 warrants to public investors in the Public Offering (collectively, the “Public Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on February 22, 2021, a Business Combination Agreement (the “Business Combination Agreement”) was entered into by and among the Company, AMPSA, Ardagh MP MergeCo Inc., a Delaware corporation and a wholly-owned direct subsidiary of AMPSA (“MergeCo”), and Ardagh Group S.A. a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B160804 (“Ardagh”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement, MergeCo will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger as a wholly-owned subsidiary of AMPSA, and, in the context of and in connection with such Merger, all shares of Common Stock outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement), other than any Excluded Shares (as defined in the Business Combination Agreement), will be contributed to AMPSA in accordance with the Business Combination Agreement, and the Private Warrants and Public Warrants outstanding immediately prior to the Effective Time will be converted into warrants issued by AMPSA exercisable for shares of AMPSA;

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for shares of AMPSA;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to AMPSA and AMPSA wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

AGREEMENT

1.             ASSIGNMENT AND ASSUMPTION; CONSENT.

1.1          Assignment and Assumption.  The Company hereby assigns to AMPSA all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time (as defined in the Business Combination Agreement).  AMPSA hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

1.2          Consent.  The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to AMPSA pursuant to Section 1.1 effective as of the Effective Time, the assumption of the Existing Warrant Agreement by AMPSA from the Company pursuant to Section 1.1 effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2.             AMENDMENT OF EXISTING WARRANT AGREEMENT.  The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders:

2.1          Preamble.  The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Gores Holdings V, Inc., a Delaware corporation” and replacing it with “Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B251465”.  As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be replaced with references to AMPSA.

2.2          Recitals.  The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on August 5, 2020, Gores Holdings V, Inc. (“GHV”) entered into that certain Private Placement Warrants Purchase Agreement with Gores Sponsor V LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 5,750,000 warrants (or up to 6,462,500 warrants if the Over-allotment Option (as defined below) in connection with the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option, if applicable) bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $2.00 per Private Placement Warrant (as defined below); and

WHEREAS, GHV consummated an initial public offering (the “Offering”) of units of GHV’s equity securities, each such unit comprised of one share of Common Stock (as defined below) and one-fifth of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered up to 9,500,00 warrants (including up to 10,925,000 warrants subject to the Over-allotment Option) to public investors in the Offering (the “Public Warrants” and together with the Private Placement Warrants, the “GHV Warrants”).  Each whole Warrant entitles the holder thereof to purchase one share of Class A common stock of GHV, par value $0.0001 per share (“Common Stock”), for $11.50 per share, subject to adjustment as described herein.  Only whole warrants are exercisable; and

WHEREAS, GHV has filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-1, File Nos. 333-239962 and 333-241145 (together, the “Registration Statements”) and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Public Warrants and the Common Stock included in the Units; and

WHEREAS, GHV, AMPSA, and Ardagh MP MergeCo Inc., a Delaware corporation (“MergeCo”), and Ardagh Group S.A., a public limited liability company

(société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B160804, entered into that certain Business Combination Agreement, dated as of February 22, 2021 (the “Business Combination Agreement”), pursuant to which, among other things, MergeCo will merge with and into GHV (the “Merger”) with GHV surviving such merger as a wholly owned subsidiary of AMPSA, and, as a result of the Merger, all shares of Common Stock then issued and outstanding will be contributed to AMPSA and the Private Placement Warrants and Public Warrants then issued and outstanding will be converted into Warrants (as defined below) exercisable for shares of AMPSA, par value of EUR 0.01 each (each, a “Share”);

WHEREAS, on [•], 2021, pursuant to the terms of the Business Combination Agreement, AMPSA, GHV and the Warrant Agent entered into a Warrant Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which GHV assigned its rights and obligations under this Agreement to AMPSA and AMPSA assumed GHV’s right and obligations under this Agreement from GHV; and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, effective as of the Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding GHV Warrants were no longer exercisable for shares of Common Stock but instead became exercisable (subject to the terms and conditions of this Agreement) for Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, AMPSA desires the Warrant Agent to act on behalf of AMPSA, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, AMPSA desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of AMPSA, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of AMPSA and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of AMPSA, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

2.3          References to Common Stock and Stockholders.  (a) All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) other than references thereto in the recitals shall be amended to reference the Shares, and (b) all references to “stockholders” shall be amended to reference “shareholders.”

2.4          Detachability of Warrants.  Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following: “[INTENTIONALLY OMITTED]”

2.5          Extraordinary Dividends.  Section 4.1.2 of the Existing Warrant Agreement is hereby amended by adding the word “or” before clause (b) of such section and deleting clauses (c)-(e) of such section.

2.6          Replacement of Securities upon Reorganization, etc.  The following phrase in clause (ii) of the proviso in Section 4.4 is hereby deleted: “(other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s second amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval)”.

2.7          Notices.  Section 9.2 of the Existing Warrant Agreement is hereby amended as follows (a) the phrase “an internationally recognized” shall be inserted in front of every reference to “private courier service”, and (b) the delivery address of AMPSA shall be changed to the following:

56, Rue Charles Martel

L-2134 Luxembourg

Luxembourg
Attention: Oliver Graham

David Bourne

Email:  oliver.graham@ardaghgroup.com

david.bourne@ardaghgroup.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling, LLP

599 Lexington Avenue

New York, NY 10022-6069

Attention: Clare O’Brien

Alain Dermarkar

Email: cobrien@shearman.com

alain.dermarkar@shearman.com

2.8          Currency.  A new Section 9.10 is hereby inserted as follows:

“Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars (USD) and all payments hereunder shall be made in U.S. dollars (USD).”

2.9          Business Day.  A new Section 9.11 is hereby inserted as follows:

“Business Day.  For purposes of this Agreement, “Business Day” means a day other than (a) a Saturday or Sunday or (b) any other day on which banks located in New York, NY, or Luxembourg City, Luxembourg are required or authorized by law to be closed for business.”

2.10        Warrant Certificate.  Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with a new Exhibit A attached hereto.

2.11        Legend.  The phrase “LETTER AGREEMENT BY AND AMONG GORES HOLDINGS V, INC. (THE “COMPANY”), GORES SPONSOR V LLC AND THE OTHER PARTIES THERETO” in Exhibit B to the Existing Warrant Agreement is hereby deleted and replaced with the following: “REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, ENTERED INTO AS OF [•], 2021, BY AND AMONG ARDAGH METAL PACKAGING S.A., A PUBLIC LIMITED LIABILITY COMPANY (SOCIÉTÉ ANONYME) GOVERNED BY THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG WITH ITS REGISTERED OFFICE AT 56, RUE CHARLES MARTEL, L-2134 LUXEMBOURG, LUXEMBOURG  (“AMPSA”), ARDAGH GROUP S.A., A PUBLIC LIMITED LIABILITY COMPANY (SOCIÉTÉ ANONYME) GOVERNED BY THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG WITH ITS REGISTERED OFFICE AT 56, RUE CHARLES MARTEL, L-2134 LUXEMBOURG, LUXEMBOURG, GORES SPONSOR V LLC A DELAWARE LIMITED LIABILITY COMPANY, AND THE OTHER PARTIES THERETO”.

3.             MISCELLANEOUS PROVISIONS.

3.1          Effectiveness of Warrant.  Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the consummation of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2          Amendment and Waiver.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each party hereto.

3.3          Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.4          Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.5          Applicable Law.  The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York (except to the extent mandatorily governed by the laws of the Grand Duchy of Luxembourg), without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.6          Persons Having Rights under this Agreement.  Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders.

3.7          Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant.  The Warrant Agent may require any such Registered Holder to submit his, her or its Warrant for inspection by the Warrant Agent.

3.8          Counterparts.  This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Any party hereto may execute and deliver signed counterparts of this Agreement to the other Parties by electronic mail or other electronic transmission in portable document format (.PDF) or any other electronic signature complying with the United States ESIGN Act of 2000 (including www.docusign.com), each of which shall be deemed an original.

3.9          Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.10        Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by a party hereto shall be made in accordance with the provisions of Section 9.2 of the Existing Warrant Agreement as amended by this Agreement (with any notices to the Company being made to AMPSA).

3.11        Reference to and Effect on Agreements; Entire Agreement.

(a)           Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement.  Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

(b)           This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

GORES HOLDINGS V, INC.

By:
Name:
Title:

ARDAGH METAL PACKAGING S.A.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

See attached.